EXHIBIT 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 The following unaudited pro forma condensed combined balance sheets as of March 31, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 are based on the historical financial statements of SBE, Inc. (SBE) and Neonode Inc. (Neonode). The pro forma condensed combined financial statements give effect to the merger as a purchase of SBE by Neonode using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Because the Neonode stockholders will receive a majority of the shares of the combined company in the merger, the historical financial statements of Neonode will become the historical financial statements of the combined company as of the completion of the merger. Neonode uses a fiscal year end of December 31. Accordingly, the balance sheet dates and statement of operations periods for the pro forma financial statements are presented based on a December 31 fiscal year end

 SBE and Neonode have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined balance sheet as of March 31, 2007 combines SBE’s historical condensed balance sheet as of April 30, 2007 with Neonode’s historical consolidated balance sheet as of March 31, 2007, giving effect to the merger as if it had occurred on the date of the balance sheets presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines SBE’s historical consolidated statements of operations, after reflecting the sale of the SBE hardware business to One Stop Systems, for the year ended October 31, 2006 with Neonode’s historical consolidated statements of operations for the year ended December 31, 2006. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 combines SBE’s historical condensed statement of operations for the three months ended April 30, 2007 with Neonode’s historical consolidated statements of operations for the three months ended March 31, 2007. The unaudited pro forma condensed combined statements of operations give effect to the merger as if it had occurred on January 1, 2006.

On March 30, 2007, SBE sold all of the assets associated with its hardware business (excluding cash, accounts receivable and other excluded assets specified in the asset purchase agreement) to One Stop Systems for $2.2 million in cash plus One Stop Systems’ assumption of the lease of SBE’s corporate headquarters building and certain equipment leases. SBE received $1.7 million cash on the date of the sale and received $500,000 of cash held in escrow on June 5, 2007. SBE’s hardware business represents substantially all of SBE’s revenue to date. As a result of this transaction, SBE has presented the hardware business as a discontinued operation in its historical financial statements as of April 30, 2007 and for the quarterly period then ended and for the year ended October 31, 2006. Therefore, the hardware business is not included in the accompanying condensed pro forma financial statements.

For accounting purposes, Neonode is considered to be acquiring SBE in this transaction. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of SBE, while the historical results of Neonode are reflected in the results of the combined company. The transaction will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in the Notes to the unaudited pro forma condensed consolidated balance sheet for Neonode and SBE, is allocated to SBE’s net tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated fair values as of the completion of the transaction. This valuation and purchase price allocation is done on the basis of the estimates of fair value reflected in these unaudited pro forma condensed consolidated financial statements. The purchase price is calculated using $4.87 per share of SBE common stock which is the closing price of SBE common stock on August 10, 2007. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

As noted above, the merger is being accounted for using the purchase method of accounting. Accordingly, the pro forma adjustments are based on certain assumptions and estimates regarding the fair value of assets acquired and liabilities assumed and the amount of goodwill that will arise from the merger. The amount of goodwill to be recorded as of the merger date represents the best estimate of the fair value of SBE on the date the merger was consummated, adjusted for the fair value of assets acquired and liabilities assumed based on information available to management as of the date hereof, including all merger and related costs. The actual goodwill arising from the acquisition will be based on the difference between the cost and the fair value of the assets acquired and liabilities assumed on the date the merger was consummated as adjusted for all charges pertaining to the merger. No assurance can be given that actual goodwill will not be more or less than the estimated amount reflected in the pro forma financial statements.

The unaudited pro forma condensed combined financial information is based on various other assumptions and estimates, and is subject to a number of uncertainties, relating to the merger and related matters, including, among other things, estimates, assumptions and uncertainties regarding: (1) the amount of accruals for direct acquisition costs and the amount of expenses and other costs relating to the merger; (2) as noted above, the actual amount of goodwill that will result from the merger; and (3) the fair values of certain assets acquired and liabilities assumed, which are sensitive to assumptions and market conditions. Accordingly, the unaudited pro forma condensed combined financial information does not purport to be indicative of the actual results of operations or financial condition that would have been achieved had the merger in fact occurred on the dates indicated, nor does it purport to be indicative of the results of operations or financial condition that may be achieved in the future.

Set forth below is the following unaudited pro forma financial statements:

•	the unaudited pro forma condensed combined balance sheet as of March 31, 2007, assuming the merger between SBE and Neonode occurred as of the balance sheet date presented; and

•	the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2006 assuming the merger between SBE and Neonode occurred as of January 1, 2006; and

•
the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 assuming the merger between SBE and Neonode occurred as of the beginning of Neonode’s fiscal year, January 1, 2006.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, are based on certain assumptions that we believe to be reasonable, and do not purport to represent the combined company’s financial condition nor its results of operations had the merger occurred as of the dates noted above or to project results for any future date or period. In the opinion of management, all adjustments have been made that are needed to present fairly the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and related attached notes included elsewhere in this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet
of Neonode and SBE as of March 31, 2007
(in thousands)

The Unaudited Pro Forma Condensed Combined Balance Sheet of Neonode and SBE set forth below is presented as if the merger transaction occurred on March 31, 2007. The amounts presented for Neonode are from the historical Neonode consolidated balance sheet as of March 31, 2007 and the amounts for SBE are from the historical SBE condensed balance sheet as of April 30, 2007.

	Neonode	SBE	Adjustments		Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$2,930	$1,239			$4,169
Accounts receivable, net	70	102			172
Inventories, net	339	—			339
Prepaid expenses and other current assets	858	750	(304)	(a)	1,304

Total current assets	4,197	2,091	(304)		5,984

Property and equipment, net	153	139			292
Intangible assets, net	137	939			1.076
Other assets	—	4			4
Goodwill	—	—	9,943	(b)	9,943
Total assets	$4,487	$3,173	$9,639		$17,299

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$10,017	$—	$(10,128)	(c)	$90
			201	(d)
Accounts payable	818	91			909
Deferred revenue	228	303	(303)	(e)	228
			(201)	(d)
			(249)	(c)
Other accrued liabilities	1,545	179	1,180	(f)	2,454

Total current liabilities	12,608	573	(9,500)		3,681

Long-term debt, net of current portion	820	61	(730)	(c)	151

Total liabilities	13,428	634	(10,230)		3,832

Stockholders’ equity
Common stock and additional paid-in capital	3,799	35,638	(35,638)	(g)	26,207
			11,605	(h)
			11,107	(c)
			(304)	(a)
Accumulated deficit	(12,740)	(33,099)	33,099	(g)	(12,740)
Total stockholders’ equity (deficit)	(8,941)	2,539	19,869		13,467
Total liabilities and stockholders’ equity	$4,487	$3,173	$9,639		$17,299

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet of Neonode and SBE

On January 19, 2007, amended May 18, 2007, SBE and Neonode entered into the merger agreement for a transaction accounted for as a purchase under accounting principles generally accepted in the United States. Pursuant to this merger agreement, a wholly-owned subsidiary of SBE will be merged with and into Neonode and SBE will issue approximately 20.4 million shares of its common stock for all of Neonode’s outstanding shares of common stock. After the merger is completed the current SBE shareholders will own approximately 10% of the combined companies.

Neonode shareholders will exchange each share of Neonode common stock for 3.5319 shares of SBE common stock (exchange ratio). For accounting purposes, the merger is considered a reverse acquisition with application of the purchase method of accounting by SBE, under which Neonode is considered to be acquiring SBE. Accordingly, the purchase price is allocated among the fair values of the assets acquired and liabilities assumed of SBE, while the historical results of Neonode are reflected in the results of the combined company. The approximately 2.3 million shares of SBE common stock outstanding at the date of the merger agreement, the outstanding SBE warrants and options, and the estimated direct acquisition costs are considered as the basis for determining the consideration in the reverse merger transaction. Each Neonode warrant and stock option that was outstanding on the closing date will be converted into SBE warrants and stock options by multiplying the Neonode stock options by the same exchange ratio described above. The new exercise price was also determined by dividing the old exercise price by the same exchange ratio. Each of these warrants and options is subject to the same terms and conditions that were in effect for the related Neonode warrants and options. Neonode stockholders and employees will own approximately 28.4 million shares of SBE common stock or instruments convertible into common stock, or 90.5% of the fully diluted capitalization, including warrants and options, of the combined company, immediately following consummation of the merger. The following table is the estimated number of shares of common stock, warrants and stock options outstanding immediately following the consummation of the merger. The actual number of common stock, warrants to purchase common stock and stock options issued and outstanding will be determined on the basis of the actual number outstanding on the date of the merger.

	SBE	Neonode	Total
Common Stock	2,296,000	20,388,000	22,684,000
Warrants to purchase common stock	232,000	6,002,000	6,234,000
Employee stock options	435,000	1,989,000	2,424,000
Total	2,963,000	28,379,000	31,342,000

The unaudited pro forma condensed combined financial statements reflect the merger of Neonode with SBE as a reverse merger wherein Neonode is deemed to be the acquiring entity from an accounting perspective. Under the purchase method of accounting, SBE estimates that it will have approximately 2,963, 000 outstanding shares of common stock and in-the-money warrants and stock options immediately prior to the consummation of the merger. The determination of the actual purchase price is determined based on the number of outstanding shares of SBE common stock and its in-the-money warrants and stock options and the closing bid price of the SBE common stock on the Nasdaq Capital Market on August 10, 2007, $4.87 per share, the day of the consummation of the merger. The fair values of the SBE outstanding stock options and warrants were determined using the Black-Scholes option pricing model with the following assumptions: stock price of $4.87, which is the value ascribed to the SBE shares in determining the purchase price; volatility of 89.9% to 179.9%; risk-free interest rate of 2.6% to 6.5%; and an expected life of 2.3 to 5.2 years.

The preliminary estimated consideration is as follows (in thousands):

SBE outstanding shares (approximately 2.3 million shares at $4.87/share)	$11,182
Fair value of warrant, and options	423
Long-term liabilities assumed	61
Current liabilities assumed	270
Estimated transaction costs	980
Estimated stock registration costs	200
$13,116

The aggregate consideration paid by SBE in connection with the merger, together with the direct costs of the merger, will be allocated to SBE’s tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities of SBE will be consolidated into Neonode’s assets and liabilities as of the effective date of the merger.

The consideration was allocated on a preliminary basis as follows (in thousands):

Current assets (recorded at historical carrying values)	$2,091
Machinery and equipment	139
Intangible asset	939
Other assets	4
Estimated goodwill	9,943
$13,116

Additional notes regarding pro forma adjustments:

(a)	To eliminate the unamortized deferred financing fee related to Neonode’s debt that was recorded as a reduction of the current prepaid expense and a decrease in common stock.
(b)	To record goodwill.
(c)
Simultaneously with the consummation of the merger transaction with SBE, holders of $10.9 million of convertible notes payable will convert these notes and the accrued interest related to these notes totaling $249,000 into Neonode equity; 2.2 million shares of Neonode common stock and warrants to purchase 1.1 million shares of Neonode common stock. This adjustment eliminates current notes payable in the amount of $10.1 million and long-term notes payable of $730,000 plus the accrued interest of $249,000 and increases common stock and additional paid in capital by an equal amount.

(d)	To eliminate the unamortized discount related to the Company’s debt that was recorded as a reduction of the current debt and an increase in accrued liabilities.
(e)	To reduce the SBE deferred revenue to fair value.
(f)
To record the estimated direct transactions costs for investment banking advisors, legal, accounting and other services associated with the merger and the post merger registration of the SBE stock issued to holders of Neonode common stock and warrants to purchase common stock.

(g)	To eliminate SBE’s common stock and retained deficit
(h)	To record the fair value of SBE common stock, warrants and employee stock options exchanged in the transaction. Details of the acquisition of Neonode by SBE based upon the following assumptions:

a.	The acquisition transaction is based upon the total number of common shares (2,296,000) of SBE estimated outstanding common stock when the merger is consummated.

b.	The shareholders of Neonode will own approximately 90% of the voting securities of SBE immediately after the merger is consummated.

c.	SBE will issue of common stock, $.01 par value, in a 3.5319 ratio to effectuate the transaction.

d.
Based upon assumptions a, b and c, SBE would issue 20,388,000 shares of common stock in exchange for all the outstanding common stock (5,772,000) of Neonode and 7,991,000 shares of common stock in exchange for all of the outstanding warrants and options (2,262,000) of Neonode.

e.
Neonode will incur an estimated $1.2 million of costs associated with the acquisition transaction and subsequent registration of SBE shares of common stock issued to Neonode shareholders, including financial advisor, legal and accounting fees.

The determination of the purchase price allocation will be based on the fair value of assets acquired and liabilities assumed at the date of the closing of the merger. The purchase price allocation will remain preliminary until the finalization of the valuation of significant intangible assets acquired, at which time we will adjust the fair value of the intangible assets acquired. The final purchase price allocation is expected to be completed as soon as practicable. Once the determination of the purchase price is complete, the actual amounts allocated to assets acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined balance sheet. Long-lived assets acquired will be subject to a recoverability test under the applicable accounting rules.

Unaudited Pro Forma Condensed Combined Statement of Operations
of Neonode and SBE
for the Year Ended December 31, 2006
(In thousands, except per share amounts)

The Unaudited Pro Forma Condensed Combined Statement of Operations of Neonode and SBE set forth below is presented as if the merger transaction had occurred on the first day of Neonode’s fiscal year, January 1, 2006. The amounts presented for Neonode are from the historical Neonode Consolidated Statement of Operations for the year ended December 31, 2006 and the amounts for SBE are from the Condensed Statement of Operations of SBE for the year ended October 31, 2006, adjusted to reflect the presentation of SBE ’ s hardware business as a discontinued operation.

	Neonode	SBE	Adjustments		Pro Forma

Net Sales	$1,644	$53			$$1,697

Costs and expenses:
Cost of sales	1,297	9,891			11,188
Selling, general, and administrative	2,592	3,336			5,928
Research and development	2,226	2,348			4,574
Total costs and expenses	6,115	15,575			21,690

Operating loss from continuing operations	(4,471)	(15,522)			(19,993)

Other (income) expense:
Interest and other income (expense), net	(647)	42	388	(a)	(217)

Income tax provision	—	7			7

Loss from continuing operations	(5,118)	(15,487)	388		(20,217)

Non-cash charge inducement charge Related to corporate reorganization Feb. 28, 2006	106	—	—		106

Net loss from continuing operations available to common shareholders	$(5,224)	$(15,487)	$388		$(20,323)
Net loss from continuing operations per common share:
Basic and diluted	$(1.82)	$(7.51)			$(0.86)

Weighted average number of common shares:

Basic and diluted	2,865	2,061	18,622	(a)	23,548

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

Reference should be made to the accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet of Neonode and SBE as of March 31, 2007 for a summary description of the accounting for the merger transaction.

Additional notes regarding pro forma adjustments:

(a)
Simultaneously with the consummation of the merger transaction with SBE, holders of $10.9 million of notes payable will convert these notes into Neonode equity; 2.2 million shares of Neonode common stock and warrants to purchase 1.1 million shares of Neonode common stock. Therefore, these are adjustments to record a reduction in the interest expense related to these convertible notes of Neonode and to record an increase in the number of shares outstanding by 1.2 million to reflect the exercise of employee stock options for the calculation of the basic and diluted shares.

(b)
The weighted average number of common shares used in the calculation of pro forma loss per share includes the addition of approximately 20.4 million shares issued to Neonode stockholders pursuant to the merger agreement.

Unaudited Pro Forma Condensed Combined Statement of Operations
of Neonode and SBE
for the Three Months Ended March 31, 2007
(In thousands, except per share amounts)

The Unaudited Pro Forma Condensed Combined Statement of Operations of Neonode and SBE set forth below is presented as if the merger transaction had occurred on the first day of Neonode’s fiscal year, January 1, 2007. The amounts presented for Neonode are from the historical Neonode consolidated statement of operations for the three months ended March 31, 2007 and the amounts for SBE are from the historical condensed statements of operations for the quarter ended April 30, 2007.

	Neonode	SBE	Adjustments		Pro Forma

Net Sales	$249	$27			$$276

Costs and expenses:

Cost of sales	2	188			190

Selling, general, and administrative	1,604	815			2,419

Research and development	1,045	252	—		1,297

Total costs and expenses	2,651	1,255			3,906

Operations loss from continuing
operations	(2,402)	(1,228)			(3,630)

Other (income) expense:
Interest and other income (expense), net	(139)	4	233	(a)	98

Loss from continuing operations	(2,541)	(1,224)	233		(3,532)

Net loss from continuing operations per common share:

Basic and diluted	$(0.87)	$(0.55)			$(0.15)
Weighted average number of common shares:
Basic and diluted	2,911	2,233	18,576	(b)	23,720

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations of Neonode and SBE

Reference should be made to the accompanying Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2007 for a summary description of the accounting for the merger transaction.

Additional notes regarding pro forma adjustments:

(a)
Simultaneously with the consummation of the merger transaction with SBE, holders of $10.9 million of notes payable will convert these notes into Neonode equity; 2.2 million shares of Neonode common stock and warrants to purchase 1.1 million shares of Neonode common stock. Therefore, these are adjustments to record a reduction in the interest expense related to these convertible notes of Neonode and to record an increase in the number of shares outstanding by 1.2 million to reflect the exercise of employee stock options for the calculation of the basic and diluted shares.

(b)
The weighted average number of common shares used in the calculation of pro forma loss per share includes the addition of approximately 20.4 million shares issued to Neonode stockholders pursuant to the merger agreement. . The number of shares of common stock are not adjusted by any reverse stock split contemplated by this proxy statement.